UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2017

LIBERATED SYNDICATION INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-209599	47-5224851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 Baum Boulevard Pittsburgh, Pennsylvania 15213
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (412) 621-0902

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 1, 2017, Liberated Syndication Inc, a Nevada corporation (the “Company”), entered into Employment Agreements with its Chief Executive Officer, Christopher J. Spencer, and its Chief Financial Officer, John Busshaus.  Under the terms of the Employment Agreements, the Company agreed to employ Messrs. Spencer and Busshaus for a period of three years, beginning on March 1, 2017, and terminating on February 28, 2020, at annual salaries of $400,000 and $350,000, respectively.  Each Employment Agreement will automatically be extended for an additional one year period on each renewal date, unless the Company gives the employee at least 90 days’ written notice that it does not wish to extend such Employment Agreement.  At the end of the initial three year term of each employee’s respective Employment Agreement, he will receive a bonus equal to twice his annual salary.

Each Employment Agreement contains standard non-disclosure covenants, as well as standard non-competition and non-solicitation restrictions for a period of six months after termination of employment.

The Employment Agreements of Messrs. Spencer and Busshaus are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.   The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01

Financial Statements and Exhibits

(a)

Exhibits

Description

10.1

Employment Agreement of Christopher J. Spencer dated March 1, 2017*

10.2

Employment Agreement of John Busshaus dated March 1, 2017*

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2017	LIBERATED SYNDICATION INC.
	By:	/s/ Christopher J. Spencer
Name: Christopher J. Spencer
Title: CEO and President